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                                                                    EXHIBIT 99.1


                         SECTION 906 CERTFICATION - CEO

In connection with the Annual Report of FirstCity Liquidating Trust (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert W. Brown, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

To the best of my knowledge, after reasonable investigation:

      (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:   March 27, 2003

                                                   /s/ Robert W. Brown
                                                   ---------------------------
                                                   Robert W. Brown
                                                   Principal Executive Officer